                                                                   EXHIBIT 10.18

                               ADDENDUM TO LEASE


                 FOR PREMISES COMMONLY KNOWN AND DESIGNATED AS:

            OFFICES #3, 4, AND 5, SECOND FLOOR OF THE NORTH BUILDING
                             904 MANHATTAN AVENUE,
                          MANHATTAN BEACH, CALIFORNIA




        This Addendum to Lease executed on September __, 1998, by and between DOLORES MCNABB, as Landlord, and SKECHERS USA, INC., as Tenant, is an integral part of said Lease as if full set forth therein.

     A. OPTION TO EXTEND LEASE TERM.

     So long as Tenant has fully performed all the obligations on its part to be performed, Landlord hereby grants to Tenant two (2) consecutive options to extend this lease for five (5) years each, on the same terms and conditions as are contained herein except as to increases in real estate taxes as hereinafter provided. It is contemplated that Tenant's occupancy shall be continuous; therefore, in the event Tenant fails to exercise any of the options granted herein, the remaining options shall immediately expire and be of no further force or effect. The parties specifically acknowledge that the Lease rent terms provide for annual increases of 3%. Such increases shall continue to be applied annually during each and every option exercised hereunder.

        Tenant shall exercise each such option by delivering written notice to Landlord at least six (6) months, but not more than twelve (12) months, prior to the end of each five (5) year term. TIME IS OF THE ESSENCE in regard to the delivery of the notice. In the event Tenant fails to deliver written notice as herein provided, the options granted herein shall expire and be of no further force or effect.

     B.  RENT.

     Tenant shall pay to Landlord rent, free from all claims, demands or set-offs against Landlord of any kind or character whatsoever, except as otherwise expressly provided to the contrary, in advance, in the amount of $167,945.82, payable $3,375 on execution of this lease and thereafter on the first day of each month as follows:

       November 1, 1998 to September 30, 1999        $2250.00 per month
        October 1, 1999 to September 30, 2000        $2317.50 per month
        October 1, 2000 to September 30, 2001        $2387.00 per month
        October 1, 2001 to September 30, 2002        $2458.61 per month
        October 1, 2002 to September 30, 2003        $2532.37 per month
        October 1, 2003 to June 30, 2004             $2608.34 per month


     LATE PAYMENTS: In the event that Tenant shall fail to pay to Landlord within 5 days of the date when due, any payment owing to Landlord pursuant to the terms of this lease, Tenant shall pay Landlord a late charge in the amount of ten percent (10%) of the rent payment then due in addition to said rent.

     SQUARE FOOTAGE DISCLAIMER: The parties hereto hereby acknowledge that during the negotiations for this Lease, the parties discussed the rent as a function of an amount per square feet of rentable space. Prior to the execution of this Lease, Tenant has had the opportunity to inspect the space and satisfy itself as to the size and suitability of the space for its intended purposes. The parties hereto hereby agree the above dollar figures of rent shall be due and payable regardless of the actual square feet in the demised premises and Tenant acknowledges that Landlord makes no representation or warranty as to the actual size of the premises. Any discussions concerning a rental per square foot of space is superceded by this provision.

    C.  USE.

        The sole permitted use of the premises shall be commercial office and related activities.

        D.    REAL ESTATE TAXES-OPTION PERIODS.

              Upon the exercise of the options hereinabove provided for, Tenant agrees to pay during the term of each such option period, or periods, as the case may be, its pro rata share of any increase in real estate taxes and assessments levied or imposed against the real property of which the demised premises are a part over an above the taxes imposed on said real property during the fifth year of the original term of this Lease (the base year). The parties hereto acknowledge and agree that Tenant occupies approximately 12.5% of the building and agree that for purposes of this provision that Tenant shall pay 12.5% of any such increase. Landlord shall provide Tenant with a copy of the tax bill for the sixth year (the base year) of the initial term along with a copy of the tax bill for each year during any option period that Tenant continues in possession under this Lease. Tenant shall pay to Landlord one half of its pro rata share (12.5%) of such increase on or before December 10 of each year and the remaining on half of its pro rata share (12.5%) on or before April 10 of each year.

        E.    AIR CONDITIONING REPAIR AND MAINTENANCE.

        Landlord has provided an air conditioner that services Offices 1, 2, 3, 4 and 5 on the second floor of the north building. Tenant hereby agrees that it will pay any and all costs related to the repair and maintenance of said air conditioner. Further, the parties hereby the air conditioner servicing Offices 1 through 5 is on Landlord's house meter and the gas servicing said Offices is not separately metered. The parties hereby agree that a reasonable estimate of the monthly electrical and gas costs for Office #3, 4, and 5 is $175.00. Tenant hereby pay to Landlord $175.00 per month as reimbursement for such costs. Each year during the term of this Lease, such monthly amount shall be increased by 3% to reflect the anticipated general increase in costs. In the event electrical costs are increased substantially for any reason that makes the above sum unrealistic, as increased annually, the parties agree such sum shall be increased in an amount that reflects such substantial increase in such costs. Tenant may, at its discretion, elect to install separate meters for the gas and electric, at its sole and exclusive expense, and pay the utility costs for Offices 3, 4, and 5 directly. Tenant acknowledges that concurrent with the installation of the electrical meter, it would also have to install a separate air conditioner in order to isolate the expenses to said Offices #3, 4, and 5.

        Air Conditioning to Offices #3, 4 and 5 shall be provided between the hours of 7:30 A.M. and 5:30 P.M. Monday through Friday or each week.

        F.      SECURITY DEPOSIT

        Tenant shall pay Landlord on execution of this Lease the sum of $4,500.00 as a security deposit in accordance with the provisions of Paragraph 19 of the Lease.

        G.      PARKING

        Landlord hereby grants to Tenant the exclusive use of one (1) parking, the location of which will be designated by Landlord.

        H.      RULES AND REGULATIONS

        The Rules and regulations attached hereto are hereby incorporated by this reference as if fully set forth herein and shall be an integral part of this Lease.

        I.      ASSIGNMENT

        Notwithstanding the provisions of Paragraph 11 of the Lease, no consent from Landlord shall be required for the assignment of this Lease under the following circumstances, each of which shall be considered a Permitted
Assignment:

                (1) the transfer of stock of Tenant to members of the immediate family of a shareholder of Tenant, to a living trust for estate-planning purposes,or by will or intestacy; or,
                (2) Tenant sells or offers for sale its voting stock to the public in accordance with the qualifications or registration requirements of the State of California and the Security Act of 1933, as amended.

        H.  TENANT'S RIGHT TO TERMINATE IN THE EVENT OF DESTRUCTION OF THE
            PREMISES

        Notwithstanding the provisions of Paragraph 16. DESTRUCTION OF PREMISES of the Lease, in the event Landlord cannot complete the repairs and return possession to Tenant within a period of six (6) months, Tenant shall have the option of terminating this Lease. Notice of such election to terminate shall be given by Tenant to Landlord within ten (10) days of Tenant's receipt of written notice from Landlord that the repair period is projected to exceed six
(6) months. In the event Tenant fails to so notify Landlord in writing, this right to terminate shall expire.

        I.   MUTUAL INDEMNIFICATION

        Tenant Agrees to defend, with counsel reasonably satisfactory to Landlord, indemnify and hold harmless, Landlord, its agents, employees, officers, directors, shareholders, partners, members and representatives (collectively "Landlord") from and against any and all loss, cost, action liability, damage or expense, including but not limited to, penalties, fines, attorneys' fees or costs (collectively "claims"), to any person, property or entity resulting from the following: (i) the negligence or wilful misconduct of Tenant, its agents, employees or contractors; (ii) Tenant's default or breach of any of the terms and conditions of this Lease; and (iii) any occurrences within the Premises, not resulting from the negligence or wilful misconduct of Landlord, its agents, employees or contractors.

        Landlord agrees to defend, with counsel reasonably satisfactory to Tenant, indemnify and hold harmless, Tenant, its agents, employees, officers, directors, shareholders, partners, members and representatives (collectively "Tenant") from and against any and all loss, cost, action, liability, damage or expense, including but not limited to, penalties, fines, attorneys' fees or costs (collectively "claims"), to any person, property or entity resulting from the following: (i) the negligence or wilful misconduct of Landlord, its agents, employees or contracts; (ii) Landlord's default or breach of any of the terms and conditions of this Lease; and (iii) any occurrences within the Premises, not resulting from the negligence or wilful misconduct of Tenant, its agents, employees or contractors.

     Notwithstanding the foregoing, however, because Landlord is required to maintain property insurance on the Building, and because of the existence of waivers of subrogation set forth in this Lease, Landlord hereby agrees to defend, indemnify and hold Tenant harmless on any Claims to the extent such claim is covered by such insurance, even if resulting from the negligent acts, omissions or misconduct of Tenant or those of its agents, employees or contractors. Similarly, since Tenant must carry insurance to cover its personal property within the premises, and because of the waivers of subrogation set forth n this Lease, Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any claims to the extent any such claim is covered by such insurance, even if resulting from the negligent acts, omissions or misconduct of Landlord or those of its agents, employees or contractors. The provisions of this section shall survive the expiration or sooner termination of the Lease with respect to any occurrences, claims or liabilities occurring prior to such expiration or termination.

LANDLORD                                TENANT

DOLORES MCNABB                          SKECHERS USA, INC.,
                                        a California corporation



/s/  DOLORES L. MCNABB                  by:  /s/  DAVID WEINBERG
   ---------------------------             ---------------------------


Date:  September 10, 1998               by: David Weinberg, CFO
                                           ---------------------------


                                        Date:  September 14, 1998

                             RULES AND REGULATIONS

     No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of any building without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

     All signs or lettering on doors or buildings shall conform to uniform specifications and standards established by Landlord and shall be printed, painted and affixed by Landlord, and billed to Tenant.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside said premises; provided, however, that Landlord is to furnish and install a building standard window drapery at all exterior windows.


                                       2

     Tenant shall not obtain for use upon the premises ice, drinking water, towel and other similar services or accept barbering or bootblacking services on the premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.


                                       3

     The bulletin board or directory of the building, if any, will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.


                                       4

     The sidewalks, halls, passages, entrances, and stairways shall not be obstructed or used by Tenant for any purpose other than for ingress and egress. The halls, passages, exits, entrances, stairways, balconies and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the premises and tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor employees or invitees of Tenant shall go upon the roof of any building.


                                       5

     Tenant shall not alter any lock nor install any new or additional locks or any bolts on any doors of said premises.


                                       6

     The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.


                                       7

     Tenant shall not overload the floor of said premises or mark, drive nails (normal decorating excepted), screw or drill into the partitions, woodwork or plaster or in any way deface said premises.


                                       8

     No equipment of any kind shall be brought into any building without the consent of Landlord, and any moving of furniture, freight and equipment into or out of any building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into any building and also the times and manner of moving the same in and out of the building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.


                                       9

     Cleaning of carpet and windows shall be the responsibility of Tenant and shall be paid by Tenant.

                                                                     Page 1 of 3
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                                       10

     Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in said premises, or permit or suffer said premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of any building by reason of noise, odors and/or vibrations, or interfere in any way with the other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about said premises.

                                       11

     Tenant shall not use, keep or permit to be used any of the areas within the office complex in any manner which shall cause litter and/or defacing of the buildings, other improvements or landscaping. Tenant agrees that as far as is practical and reasonable, to require its employees and invitees to conform to the rules and regulations set out herein and any additional rules and regulations which are hereafter adopted.

                                       12

     All pedestrian traffic within the office complex shall be limited to paved streets and sidewalks and areas specifically designated or approved by Landlord for such uses, e.g., lunch areas, etc.

                                       13

     Said premises shall not be used for the storage of merchandise, for washing clothes, for lodging or cooking in conjunction therewith, or for any improper, objectionable or immoral purposes.

                                       14

     Tenant shall not use or keep in said premises or the building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or airconditioning other than that supplied or approved in writing by Landlord.

                                       15

     Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to said premises shall be subject to the approval of Landlord. Landlord reserves the right to enter upon said premises for the purpose of installing additional electrical wiring and/or other utilities for benefit of Tenant or adjoining tenants.

                                       16

     Tenant, upon termination of the tenancy, shall deliver to Landlord the keys to offices and rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, Tenant shall pay Landlord therefor.

                                       17

     Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of said premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

                                       18

     If deemed necessary by Landlord, access on Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, to the office complex, or to the halls, corridors, or stairways in any of the buildings, or to said premises may be refused unless the person seeking access is known to the person or employee in charge, has a pass, or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the office complex of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the office complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property.

     Tenant shall see that the doors of said premises are closed and securely locked before leaving the building. Tenant must observe strict care and caution to assure that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave said premises, and that all electrical switches shall likewise be shut off to prevent waste or damage.

                                       20

     Landlord reserves the right to exclude or expel from the office park complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations.

                                       21

     No vending machine or machines of any description shall be installed, maintained or operated upon said premises without the written consent of Landlord.

                                       22

     Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the building of which said premises are a part.

                                       23

     The parking areas within the office complex shall be used solely for passenger type vehicles during normal office hours and the parking of trucks, trailers, recreational vehicles and campers is specifically prohibited. No vehicle of any type shall be stored within the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformance with all signs and other markings.

                                       24

     Tenant shall not place any improvements or movable objects including antennaes, outdoor furniture, etc. in the parking areas, landscaped area or other areas outside of said premises, or on the roof of said premises.

                                       25

     "Office complex" refers to the entire office building development of Landlord.

                                       26

     Landlord reserves the right to make such other rules and regulations as in its judgment may be for the safety, care and cleanliness of said premises and the office complex for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

                                                                     Page 3 of 3